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                                                                       EXHIBIT 5

                                                                October 18, 1995

Williams Holdings of Delaware, Inc.
One Williams Center
Tulsa, Oklahoma 74172

Gentlemen:

     You have requested me, as General Counsel of The Williams Companies, Inc., to render my opinion regarding certain matters in connection with the preparation and filing of a registration statement by Williams Holdings of Delaware, Inc. (the "Company") on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to $400,000,000 aggregate initial offering price of debt securities ("Securities"). The Securities are to be issued from time to time as either senior indebtedness of the Company under an indenture between the Company and Citibank, N.A., as trustee, or as subordinated indebtedness of the Company under an indenture between the Company and Citibank, N.A., as trustee (collectively, the "Indentures"). The forms of the Indentures and the Securities are filed as exhibits to the Registration Statement.

     I am familiar with the Certificate of Incorporation and the By-laws, each as amended to date, of the Company and have examined the originals, or copies certified or otherwise identified to my satisfaction, of corporate records of the Company, statutes and other instruments and documents as the basis for the opinion expressed herein. In addition, I am, or someone under my supervision is, familiar with the forms of the Indentures and the Securities.

     Based upon the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that, when the Securities have been duly authorized by the Board of Directors of the Company, the Indentures have been duly executed and delivered and the Securities have been duly issued in accordance with the provisions of the Indentures and duly paid for by the purchasers thereof, all required corporate action will have been taken with respect to the issuance and sale of the Securities, and the Securities will have been validly issued and will constitute valid and binding obligations of the Company enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws relative to or affecting generally the enforcement of creditor's rights and by principles of equity.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the undersigned appearing under the caption "Legal Matters" in the related Prospectus.

                                            Very truly yours,

                                                  /s/  J. FURMAN LEWIS
                                                      J. Furman Lewis
JFL/RHH/sa